UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2005

PACKETEER, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-26785 (Commission File Number)	77-0420107 (I.R.S. Employer Identification No.)

10201 NORTH DE ANZA BLVD.
CUPERTINO, CALIFORNIA 95014
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 873-4400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Packeteer, Inc. (the “Company”) hereby amends its Current Report on Form 8-K, as furnished to the Securities and Exchange Commission on January 27, 2005, in order to reflect revised financial results for the fourth quarter ended December 31, 2004 resulting from corrected provision (benefit) for income taxes.

Item 2.02. Results of Operations and Financial Condition.

On January 27, 2005, Packeteer, Inc. issued a press release regarding its operating and financial results for the three and twelve months ended December 31, 2004. The Company has revised the provision (benefit) for income taxes for the three and twelve months ended December 31, 2004 to reflect corrected income tax expense and release of valuation allowance against its deferred tax assets. The revisions relate to a change in the relative portions of income subject to U.S. taxation as compared to non-U.S. taxation. The Annual Report on Form 10-K for the year ended December 31, 2004 will contain corrected financial results for the year ended December 31, 2004. Revised tables reflecting these changes are attached as Exhibit 99.1, which replaces in their entirety the Condensed Consolidated Balance Sheets as of December 31, 2004 and Condensed Consolidated Income Statements for the three and twelve months ended December 31, 2004 included in the previously filed press release dated January 27, 2005. There are no changes in the Condensed Consolidated Statements of Cash Flows for the twelve months ended December 31, 2004. The financial results included in the previously filed January 27, 2005 press release will be corrected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and a correct summary appears below in Item 8.01.

Item 8.01 Other Events.

Net revenues for the fourth quarter 2004 were $26.2 million, compared with $23.1 million for the third quarter 2004, an increase of 14%. Net revenues for the fourth quarter 2003 were $20.0 million. Net income for the fourth quarter 2004 was $5.7 million or $0.16 per diluted share. This compares to third quarter 2004 net income of $3.4 million or $0.10 per diluted share. The fourth quarter 2003 net income was $3.3 million or $0.10 per diluted share. Net revenues for the year 2004 were $92.4 million, an increase of 27%, compared to $72.7 million for the year 2003. Net income for the year 2004 was $14.5 million or $0.42 per diluted share compared to net income of $11.0 million or $0.32 per diluted share for the year 2003.

The effective tax rate for the year 2004 was a benefit of approximately 3% and included a tax benefit related to the release of a portion of our valuation allowance in the fourth quarter 2004.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit
Number	Description
99.1	Packeteer, Inc. Condensed Consolidated Balance Sheets as of December 31, 2004 and Condensed Consolidated Income Statements for the three and twelve months ended December 31, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2005

Packeteer, Inc.
By:	/s/ David C. Yntema
	Name:	David C. Yntema
	Title:	Chief Financial Officer and Secretary